UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

National Healthcare Properties, Inc.
(Exact name of Registrant as Specified in its Charter)

Maryland	001-39153	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Ave., 27th Floor
New York, NY 10022
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (332) 258-8770

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	NHP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 10, 2026, National Healthcare Properties, Inc. (the “Company”) and National Healthcare Properties Operating Partnership, L.P. (the “Operating Partnership”) entered into an ATM Equity Offering Sales Agreement (the “Equity Sales Agreement”) with BMO Capital Markets Corp., Citizens JMP Securities, LLC, Credit Agricole Securities (USA) Inc., Fifth Third Securities, Inc., Goldman Sachs & Co. LLC, Hancock Whitney Investment Services, Inc., Huntington Securities, Inc., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated, Synovus Securities, Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC, as sales agents, principals and/or (except in the case of Fifth Third Securities, Inc., Hancock Whitney Investment Services, Inc. and Synovus Securities, Inc.) Forward Sellers (as defined below) (in any such capacity, each an “Agent,” and, collectively, the “Agents”), and the Forward Purchasers (as defined below). Pursuant to the Equity Sales Agreement, shares of the Company’s common stock, $0.01 par value per share (the “common stock”), having an aggregate gross sales price of up to $300.0 million (the “Shares”) may be offered and sold from time to time. Pursuant to the terms of the Equity Sales Agreement, the Agents will act as the Company’s sales agents or, when acting as forward sellers (except in the case of Fifth Third Securities, Inc., Hancock Whitney Investment Services, Inc. and Synovus Securities, Inc.), as agents for the relevant Forward Purchaser, in connection with any offerings of Shares. The Company may also sell Shares to an Agent as principal for its own account. Affiliates of certain of the Agents are lenders under the Company’s $750 million senior unsecured revolving credit facility, $300 million senior unsecured term loan facility and $150 million senior unsecured delayed draw term loan facility, in each case pursuant to the Amended and Restated Credit Agreement, dated August 3, 2026, by and among the Company, as guarantor, the Operating Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto.

In connection with the entry into the Equity Sales Agreement, on November 10, 2026, the Company filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus Supplement”), to the prospectus dated August 7, 2026, contained in the Company’s effective Registration Statement on Form S-3 (File No. 333-298131), relating to the offer and sale of shares of the Company’s common stock having an aggregate gross sales price of up to $300 million pursuant to the Equity Sales Agreement.

The sales, if any, of the Shares under the Equity Sales Agreement will be made in “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions on The Nasdaq Global Market, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.

The Equity Sales Agreement contemplates that, in addition to the issuance and sale of the Shares through or to the Agents, the Company may enter into one or more separate forward stock purchase transactions (each, a “forward sale agreement”), each evidenced by a master forward confirmation substantially in the form included as an exhibit to the Equity Sales Agreement (each, a “Master Forward Confirmation”) and a related supplemental confirmation, with any of Bank of Montreal, Citizens JMP Securities, LLC, Crédit Agricole Corporate and Investment Bank, Goldman Sachs & Co. LLC, Huntington Securities, Inc., KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Royal Bank of Canada, Truist Bank and Wells Fargo Bank, National Association (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If the Company enters into a forward sale agreement with any Forward Purchaser, it expects that such Forward Purchaser or one of its affiliates will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser (in such capacity, a “Forward Seller”), shares of common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. The Company will not initially receive any proceeds from any sale of borrowed shares of common stock through an Agent as a Forward Seller.

The Company currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of such forward sale agreement, in which case it expects to receive aggregate net cash proceeds on each settlement date equal to the number of Shares underlying such forward sale agreement that are being settled multiplied by the relevant forward sale price per share. However, subject to certain exceptions, the Company may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement, in which case the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of common stock (in the case of net share settlement) to the relevant Forward Purchaser.

The Agents are not required to sell any specific number or dollar amount of common stock, but each Agent will, subject to the terms and conditions of the Equity Sales Agreement, use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell the Shares designated by the Company and, in the case of shares of common stock offered through such Agent as a Forward Seller, the relevant Forward Purchaser from time to time, subject to certain limitations in the case of an Agent acting as a Forward Purchaser as set forth in the Equity Sales Agreement.

Each Agent will receive from the Company a commission of up to 2.0% of the gross sales price of shares of common stock sold through it as the Company’s sales agent. In connection with each forward sale agreement, the relevant Agent, acting as Forward Seller, will receive a commission, in the form of a reduced initial forward sale price under the related forward sale agreement with the relevant Forward Purchaser, at a mutually agreed rate of up to 2.0% of the gross sales price of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as Forward Seller.

Under the terms of the Equity Sales Agreement, the Company may also sell shares of common stock to one or more of the Agents as principal, at a price to be agreed upon at the time of sale. If the Company sells shares of common stock to one or more of the Agents as principal, it will enter into a separate terms agreement with such Agent or Agents, as the case may be. In any such sale to an Agent as principal, the Company may agree to pay the applicable Agent a commission or underwriting discount that may exceed 2.0% of the gross sales price per share of common stock sold to such Agent as principal.

The Equity Sales Agreement contains customary representations, warranties and covenants of the Company and the Operating Partnership, and the Company and the Operating Partnership have agreed to indemnify the Agents and the Forward Purchasers against certain liabilities, including liabilities under the Securities Act.

The Company intends to use the net proceeds, if any, from sales of Shares through the Agents acting as its sales agents or as principal, and from any physical settlement of any forward sale agreement it may enter into with any of the Forward Purchasers, for general corporate purposes, including funding property acquisitions and for working capital.

A copy of the opinion of Venable LLP relating to the Shares is attached to this Current Report on Form 8-K as Exhibit 5.1.

A copy of the Equity Sales Agreement, including the form of Master Forward Confirmation, is filed as Exhibit 1.1 to this Current Report on Form 8-K, and the description of the material terms of the Equity Sales Agreement and the Master Forward Confirmation in this Item 1.01 is qualified in its entirety by reference to the Equity Sales Agreement, including the form of Master Forward Confirmation, which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 8.01.	Other Events.

On November 4, 2026, the Company’s Board of Directors (the “Board”) authorized a share repurchase program (the “Share Repurchase Program”) under which the Company may repurchase up to $100.0 million of its outstanding common stock. Repurchases may be made from time to time through open market transactions, block trades or other methods designed to comply with Rule 10b-18 of the Securities Exchange Act of 1934, as amended. The Share Repurchase Program does not obligate the Company to repurchase any specific dollar amount or number of shares of common stock, and the Board may modify, suspend or terminate the Share Repurchase Program at any time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1
ATM Equity Offering Sales Agreement, dated November 10, 2026, by and among National Healthcare Properties, Inc., National Healthcare Properties Operating Partnership, L.P., and the Agents and Forward Purchasers named therein.

5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HEALTHCARE PROPERTIES, INC.

Date:	November 10, 2026	By:	/s/ Andrew T. Babin
		Name:	Andrew T. Babin
		Title:	Chief Financial Officer and Treasurer